UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ITC Holdings Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ITC HOLDINGS CORP. SETS SPECIAL SHAREHOLDER MEETING DATE TO VOTE ON TRANSACTION WITH FORTIS INC.

Special Shareholder Meeting to be held on June 22, 2016 at ITC’s Headquarters

NOVI, Mich., May 19, 2016 — ITC Holdings Corp. (NYSE: ITC) announced that it will hold a special meeting of its shareholders on June 22, 2016 at which shareholders will be asked to adopt and approve the previously announced transaction with Fortis Inc. (TSX: FTS).

On February 9, 2016, Fortis and ITC announced that the two companies had entered into an agreement and plan of merger pursuant to which Fortis will acquire ITC in a transaction valued at approximately US$11.3 billion. Under the terms of the transaction, ITC shareholders will receive US$22.57 in cash and 0.7520 Fortis shares per ITC share upon the closing of the transaction. Based on the closing price on February 8, 2016 for Fortis common shares and the US$/C$ exchange rate, the per share consideration represents a premium of 33% over ITC’s unaffected closing share price on November 27, 2015 and a 37% premium to the unaffected average closing price over the 30 day period prior to November 27, 2015.

Fortis announced on April 20, 2016 that it had reached a definitive agreement with GIC Private Limited, Singapore’s sovereign wealth fund, to acquire a 19.9% equity interest in ITC for aggregate consideration of US$1.228 billion in cash upon the closing of the transaction.

ITC shareholders of record as of the close of business on May 13, 2016 are entitled to receive notice of, and to vote at, the special meeting of shareholders. The special meeting of shareholders will be held at 9:00 a.m., Eastern time, on June 22, 2016 at ITC’s corporate headquarters located at 27175 Energy Way, Novi, MI 48377.

The board of directors of each of ITC and Fortis have approved the proposed transaction. Fortis shareholders approved the transaction on May 5, 2016 at the Fortis Annual and Special Meeting of Shareholders.

The transaction remains subject to customary closing conditions, including approval of the merger by holders of a majority of the outstanding shares of ITC common stock, antitrust and other regulatory and federal clearances.

The transaction is expected to close in late 2016.

About ITC

ITC Holdings Corp. (NYSE: ITC) is the nation’s largest independent electric transmission company. Based in Novi, Michigan, ITC invests in the electric transmission grid to improve reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. Through its regulated operating subsidiaries ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains, ITC owns and operates high-voltage transmission facilities in Michigan, Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma, serving a combined peak load exceeding 26,000 megawatts along approximately 15,700 circuit miles of transmission line. ITC’s grid development focus includes growth through regulated infrastructure investment as well as domestic and international expansion through merchant and other commercial development opportunities. Additional information can be accessed at www.itc-holdings.com or www.edgar.com. (ITC-itc-F)

About Fortis Inc.

Fortis Inc. is a leader in the North American electric and gas utility business, with total assets of approximately $28 billion and fiscal 2015 revenue of $6.7 billion.  The Corporation’s asset mix is approximately 96% regulated (70% electric, 26% gas), with the remaining 4% comprised of non-regulated energy infrastructure.  The Corporation’s regulated utilities serve more than 3 million customers across Canada, the United States and the Caribbean.

Fortis shares are listed on the TSX and trade under the symbol FTS. Additional information can be accessed at www.fortisinc.com or www.sedar.com.

Additional Information about the Acquisition and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger involving ITC and Fortis. In connection with this proposed merger, Fortis has filed with the SEC a registration statement on Form F-4 that includes a prospectus of Fortis and a proxy statement of ITC, which ITC filed with the SEC on May 16, 2016. The registration statement on Form F-4 was declared effective by the SEC on May 16, 2016. ITC mailed the definitive proxy statement/prospectus to its shareholders on or about May 17, 2016. This communication is not a substitute for the proxy statement/prospectus or any other document filed or to be filed by ITC with the SEC in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF ITC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ITC, FORTIS, THE PROPOSED MERGER AND RELATED MATTERS.  The proxy statement/prospectus and other documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents, when available, can also be obtained free of charge from ITC upon written request to ITC, Investor Relations, 27175 Energy Way, Novi, MI 48377 or by calling 248-946-3000.

Participants in the Solicitation of Proxies

ITC, Fortis and certain of their respective directors and executive officers and certain other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of ITC may be found in its 2015 Annual Report on Form 10-K filed with the SEC, its proxy statement on Schedule 14A relating to its 2016 Annual Meeting of Shareholders and the proxy statement/prospectus, in each case as filed with the SEC. Information about Fortis’ directors and executive officers may be found in its Management Information Circular available on its website at www.fortisinc.com.  Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed merger are contained in the proxy statement/prospectus that ITC filed with the SEC on May 16, 2016.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws including the Private Securities Litigation Reform Act of 1995.  Forward-looking statements included in this media release reflect Fortis’ and ITC’s management’s expectations regarding future growth, results of operations, performance, business prospects and opportunities and the outlook for ITC’s business and the electronic transmission industry based on information currently available. Wherever possible, words such as “will”, “anticipates”, “believes”, “expects”, “intends”, “assumes”, “estimates”, “projects”, “expects”, “plans”, “seeks”, “may”, “could”, “would”, “can”, “continue” and the negative of these terms and other similar terminology or expressions have been used to identify the forward-looking statements, which include, without limitation, those statements related to the proposed merger, the combined company’s future business prospects and performance, growth potential, financial strength, market profile, revenues, proceeds, working capital, capital expenditures, investment valuations, liquidity, income, and margins, the satisfaction of the conditions precedent to the closing of the proposed merger, the expectation that Fortis will borrow funds to satisfy its obligation to pay the cash portion of the purchase price and will issue securities to pay the balance of the purchase price, the potential that termination fees may be payable if the potential merger is not completed, the future issuances of securities to repay or reduce the potential merger bridge financing facilities, the percentage of Fortis common shares to be held by ITC shareholders following the proposed merger, the intention of ITC to seek shareholder approval in relation to the proposed merger, the expectation that the proposed merger will be accretive in the first full year following closing and thereafter, that the proposed merger will support the annual dividend growth target of Fortis, the availability of future investment opportunities in the electrical transmission industry in the United States, the United States federal regulatory environment and expectations in respect of the continued support for investment in the transmission industry by FERC, the expectation that Fortis will maintain an investment-grade credit rating and will become an SEC registrant and have its common shares listed on the NYSE in connection with the proposed merger, the expectation that ITC will continue to operate as an stand-alone company following the proposed merger, will retain its current employees and will continue to be based in Novi, Michigan, the timing of closing of the proposed merger, the amount of indebtedness of ITC Holdings expected to have been incurred as of closing, and the impact of the CPP on the electrical transmission industry in the United States. These statements reflect management’s current beliefs and are based on information currently available to Fortis’ and ITC’s management.

Forward-looking statements involve significant risk, uncertainties and assumptions. Certain material factors or assumptions have been applied in drawing the conclusions contained in the forward-looking statements. These factors or assumptions are subject to inherent risks and uncertainties surrounding future expectations generally, including those identified from time-to-time in the forward-looking statements. Such risk factors or assumptions include, but are not limited to, risks relating to regulation and energy prices, the ability to obtain shareholder and regulatory approvals in connection with the proposed merger and the timing and terms thereof, state and federal regulatory legislative decisions and actions, interloper risk, risks relating to uncertainty relating to the completion of the proposed merger and the timing thereof, the risk that conditions to the proposed merger may not be satisfied, risks relating to the focus of management time and attention on the proposed merger and other disruption from the proposed merger making it more difficult to maintain business and operational relationships, the possibility that the expected synergies and value creation from the proposed merger will not be realized, or will not be realized within the expected time period, the risk that ITC will not be integrated successfully, risks relating to the potential decline in the Fortis share price negatively impacting the value of the consideration offered to ITC shareholders, risks relating to the constraints that the minority investment may impose on Fortis’ ability to operate the ITC business in accordance with its business plan following closing, risks relating to the ability of Fortis to access capital markets on favourable terms or at all, the cost of debt and equity capital, risks relating to the ability of Fortis to satisfy the conditions precedent in the bridge financing facilities in order to access funds to complete the proposed merger, general economic, market and political conditions, changes in regional economic and market conditions which could affect customer growth and energy usage, weather variations affecting energy use, the performance of the stock market and changing interest rate environment, which affect the value of pension and other retiree benefit plan assets and the related contribution requirements and expense, risks relating to derivatives and hedging, currency exchange rates, interest rates, capital resources, loss of service area, licences and permits, environmental risks, insurance risks, labour relations, risks relating to human resources, liquidity risks, resolution of pending litigation matters, changes in accounting standards, changes in critical accounting estimates, the ongoing restructuring of the electric industry, changes to long-term contracts, the cost of fuel and power supplies, cyber-attacks or challenges to our information security, and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. Fortis and ITC caution readers that a number of factors could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking statements. These factors should be considered carefully and undue reliance should not be placed on the forward-looking statements. For additional information with respect to certain of these risks or factors, reference should be made to the continuous disclosure materials filed from time to time by Fortis with Canadian securities regulatory authorities and to ITC’s filings with the SEC, including the proxy statement/prospectus filed by ITC in connection with the proposed merger.  Fortis and ITC disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Fortis Inc.

Ms. Janet Craig
Vice President, Investor Relations
Fortis Inc.

709.737.2863

Media Contact:

Mr. Whit Clay

Managing Director

Sloane & Company

212.446.1864

ITC Holdings Corp.

Ms. Stephanie Amaimo

Director, Investor Relations

ITC Holdings Corp.

248.946.3572